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                                                             EXHIBIT (a)(5)(E)

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                               Questions & Answers
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       ABOUT THE PROPOSED SUNRISE MEDICAL PLAN TO BECOME A PRIVATE COMPANY
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1. WHY IS SUNRISE MEDICAL "GOING PRIVATE?"
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Sunrise Medical is seeking to go private to create more financial and management flexibility and secure new capital investment for our company. The Board of Directors considered a number of options to improve the company's financial strength and make us more competitive. The Board concluded that the proposal from management and an investment group to purchase the Company provided the best way to create value for shareholders, and, at the same time, was in the best interest of our customers, employees and the company as a whole.

"Going private" means that a small group of investors would buy all the stock of a company that had previously been trading on a registered stock exchange and whose stock was available for purchase by the public. As I'm sure you know, Sunrise Medical today is a company whose stock is widely held and publicly traded on the New York Stock Exchange.

In all other respects, the company would remain unchanged. It would still have substantially the same management team, which would still report to a board of directors. The makeup of the Board would change to reflect the new ownership of the company.

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2. WHO ARE VESTAR CAPITAL PARTNERS AND PARK AVENUE EQUITY PARTNERS?
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Most of the current senior management team will become investors and owners in the company when it goes private.

Vestar Capital Partners, is a leading New York City-based investment firm specializing in management buyouts, recapitalizations and growth capital investments. They have worked with major, well-known companies like Prestone Products, Remington Products, Celestial Seasonings and St. John Knits.

Park Avenue Equity Partners, is a New York City-based private equity firm. It partners with management to invest in companies in the form of buy-outs and growth capital investments.

Vestar Capital Partners and Park Avenue Equity Partners would become substantial investors in Sunrise Medical once the transaction to take our company private has been completed.

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3. IS THIS GOOD NEWS FOR SUNRISE MEDICAL?
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Absolutely. We know that Sunrise Medical is a company -- that with the right capital structure -- has a great future. All of the investors believe strongly that Sunrise Medical has a solid, profitable future with earnings and growth potential.

We are all committing substantial amounts of capital that will allow the company to succeed and grow. Vestar and Park Avenue consider many potential investments each year, and choose relatively few. We are pleased that they have chosen to invest significant resources in our company.

Sunrise Medical has in place the key building blocks of brands, products, and customer relationships. But more has been needed. First and foremost, we need a structural cost formula that works and makes us competitive. The planned new ownership structure will make that possible.

All of this -- our brands, products, customer relationships, the team at Sunrise, the structural cost formula, the senior leadership team, our new financial structure -- needs to be wrapped together with an overall vision and strategy for the future of our company.

Senior management at Vestar Capital Partners and Park Avenue Equity Partners are very excited about Sunrise Medical's future possibilities.

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4. WILL MANAGEMENT CHANGE? HOW WILL IT CHANGE IF IT DOES?
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No major changes are planned. The most important changes in management structure and personnel have already taken place. Of course, since we are a dynamic company, we expect to continue to make changes in our management team and management structure over time. For the future of Sunrise Medical, change is a good thing.

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5. HOW WILL THIS AFFECT THE WAY WE CONDUCT BUSINESS?
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The changes that take place will be positive. Because we will be privately held, management will be able to focus its full attention on growing the business and we won't have to waste time and energy dealing with the requirements of being a publicly held company; valuable time that could otherwise be used to improve operations and service to our customers.

We will have more flexibility in our financial arrangements. Additionally, management will not face the pressures of meeting quarter-to-quarter earnings expectations of Wall Street, but instead will be able to make decisions that will make the most sense for the long haul. All of those changes are very positive.

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6. WHAT WILL BE VESTAR AND PARK AVENUE EQUITY PARTNERS' INVOLVEMENT IN THE
COMPANY?
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Vestar will be the majority investor in the new company, and will have a majority of the seats on the Company's Board of Directors. The new Board will oversee the decisions and actions of Management, just as is the case today. Vestar has demonstrated that it has a great deal of faith in the management of the company, and, in fact, it is backing that faith with a very substantial financial commitment.

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As a significant investor, Park Avenue Equity Partners will have representation on the new board of directors of the company, and will participate in Board-level oversight of the management of the company.

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7. WHO WILL LEAD SUNRISE?
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The same management team that is leading Sunrise today is expected to lead the company after the buyout is completed.

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8. WILL I BE ABLE TO FIND OUT ABOUT THE FINANCIAL CONDITION OF THE COMPANY WHEN
IT GOES PRIVATE?
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As a privately held company, some of the information that has been made public previously may no longer be readily available. However, senior management believes that Associates should be involved in the business, which means that there will be a real commitment to provide Associates with the information they need to understand how the company is doing. We will be putting new systems in place to make this happen, and expect to provide a great deal of information to all Associates.

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9. DO IMPORTANT PEOPLE SUPPORT SUNRISE BECOMING A PRIVATE COMPANY?
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Yes. With about 10% of the company's stock, Dick Chandler is the company's largest shareholder. He will have exactly the same opportunities and rights as any other shareholder.

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10. WILL ALL ASSOCIATES HAVE AN OPPORTUNITY TO INVEST IN THE NEW COMPANY?
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No. For one thing, the U.S. laws governing companies limit the number of shareholders a company can have and still be considered "privately held."

If all Associates became shareholders, we would have so many shareholders that we would have to follow all the reporting requirements of a publicly held company--which is one of the things we are trying to change with this move.

However, we believe this move will broaden opportunities for the growth of our company and its employees and provide them with added opportunities for financial rewards in that way.

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11. WILL THERE BE ANY CHANGES TO THE COMPENSATION AND BENEFITS THAT ASSOCIATES'
CURRENTLY ENJOY?
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The Employee Stock Purchase Plan and the Stock Option Plans will be terminated and otherwise there are no plans to significantly change the existing compensation or employee benefits programs provided for Associates.

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12. WILL THE COMPANY'S BONUS PLAN CHANGE BECAUSE OF THIS NEW OWNERSHIP?
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There are no current plans to change the company's bonus plan.

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13. WHAT WILL HAPPEN TO SHARES JUST PURCHASED UNDER THE FIRST PURCHASE PERIOD
(ENDED AUGUST 31) THROUGH THE ASSOCIATE STOCK PURCHASE PLAN? WHAT HAPPENS NOW?
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A trading freeze was placed on those shares to protect employees who might want to sell immediately, because of the possibility that an offer would be made (as announced today) at a price significantly above the market. The trading freeze has now been lifted. Any Associate can now sell shares purchased in the August 31 purchase period. If you still hold the shares at the time the transaction closes, you can sell them in the market or tender them as would be allowed with any other shares. The current offering period ends on the date the Merger Agreement is signed.

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14. MY 401K PROGRAM HAS ALL OR A PORTION OF MY INVESTMENT DESIGNATED TO PURCHASE
SHARES OF SMD STOCK. HOW WILL THIS TRANSACTION AFFECT MY 401K?
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You will need to make two changes in your investment designations:

First, your existing shares of SMD stock will be tendered for the offer to purchase. When the transaction is completed, your 401K will receive $10.00 per share in payment for the SMD shares in your account. You will need to designate other investment vehicles in which those funds should be invested.

Second, since SMD stock will no longer be publicly traded, you will need to change your investment designations for the future to allocate all of your 401K savings to other investment alternatives. More information and the necessary forms to handle these changes will be provided to you shortly.


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WE CAUTION YOU THAT PROPOSED TRANSACTION IS SUBJECT TO CERTAIN CONDITIONS THAT
MUST BE SATISFIED AND IF NOT, THERE IS NO GUARANTEE THAT THE TRANSACTION WILL OCCUR.

THIS DOCUMENT CONTAINS CERTAIN STATEMENTS PERTAINING TO OUR FUTURE PERFORMANCE AND OPERATIONS THAT ARE FORWARD-LOOKING WHICH INVOLVE PREDICTIONS THAT THE COMPANY HAS MADE THAT MAY NOT OCCUR OR THAT MAY BE INCORRECT. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENT. MANY OF THESE RISKS AND UNCERTAINTIES RELATE TO FACTORS THAT ARE BEYOND OUR ABILITY TO CONTROL OR ESTIMATE PRECISELY, SUCH AS FUTURE MARKET AND ECONOMIC CONDITIONS, THE BEHAVIOR OF OTHER MARKET PARTICIPANTS AND THE ACTIONS OF GOVERNMENT REGULATORS. THESE RISK FACTORS ARE DETAILED IN SUNRISE MEDICAL'S PUBLICLY FILED REPORTS. READERS OF THIS DOCUMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS DOCUMENT.